Exhibit 5.1

Ultra High Point Holdings Limited

incorporated in the Cayman Islands

Company No. 410988

(the Company)

Director’s Certificate

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the memorandum and articles of association of the Company dated 11 June 2024 and amended by special resolutions of the Company dated 14 May 2025 remain in full force and effect and are otherwise unamended;

(b)	the unanimous written resolutions of the directors dated _______________________ were executed by the directors in the manner prescribed in the articles of association of the Company, the signature and initial thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

(c)	the purchase price in respect of the Selling Shares and the Resale Shares has been paid in full; and

(d)	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the IPO Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

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Name: Director	Date:

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